Exhibit B

                        Money Pool Rule 24
                        Transaction Report
                            Bank Loans

Company  Trans.    Transaction     Balance           Lending Bank
          Date
  ELI    5/2/01   ($30,000,000)      $0      Hibernia National Bank
  EMI    5/31/01  ($15,000,000)  $10,000,000 Trustmark National Bank
  EAI    6/27/01  ($63,000,000)      $0      Simmons First National Bank